UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2010

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

3315 Marquart, Suite 205
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)
2121 Sage Road, Suite 200
Houston, Texas 77056

(713) 877-1516
(Telephone number, including area code)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2010, Norm Smith was appointed as Chief Operating Officer.

On May 26, 2010, Michael G. Wirtz was appointed as Chief Financial Officer.  Mr. Wirtz has served previously as Chief Financial Officer of the company.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Exobox Technologies Corp., dated May 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Floyd H. Griffith
Floyd H. Griffith, Chief Executive Officer

Dated: May 27, 2010